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                                                                     EXHIBIT 8.1


Cooley Godward LLP                       ATTORNEYS AT LAW        Broomfield, CO
                                                                 720 566-4000
                                         One Maritime Plaza
                                         20th Floor              Denver, CO
                                         San Francisco, CA       303 606-4800
                                         94111-3580
                                         Main   415 693-2000     Kirkland, WA
                                         Fax    415 951-3699     425 893-7700

December 21, 2001

                                                                 Menlo Park, CA
MessageMedia, Inc.                                               650 843-5100
371 Centennial Parkway                   www.cooley.com
Louisville, Colorado 80027                                       Palo Alto, CA
                                         SUSAN COOPER PHILPOT    650 843-5000
                                         415 693-2078
                                         philpotsc@cooley.com    Reston, VA
                                                                 703 262-8000

                                                                 San Diego, CA
                                                                 858 550-6000


Ladies and Gentlemen:


This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 1, 2001, amended and restated as of October 10, 2001, and amended as of November 21, 2001 (the "Reorganization Agreement"), by and between DoubleClick Inc., a Delaware corporation ("Acquiror"), and MessageMedia, Inc., a Delaware corporation (the "Target"). Pursuant to the Reorganization Agreement, the Target shall merge with and into the Acquiror, and the Target shall cease its separate corporate existence (the "Merger").


Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a) the Reorganization Agreement;

         (b) the Registration Statement;

         (c) those certain tax representation letters delivered to us by Acquiror and Target (the "Tax Representation Letters"); and

         (d) such other instruments and documents related to the formation, organization and operation of Acquiror and Target and to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:








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         (a) Original documents submitted to us (including signatures thereto)
are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties and statements made or agreed to by Acquiror, Target, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

         (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be consummated in accordance with the Reorganization Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

         (e) Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification; and

         (f) The opinion of even date herewith rendered by Brobeck, Phleger & Harrison LLP to Acquiror and filed as Exhibit 8.2 to the Registration Statement has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code if, at the Effective Time, the value of the Acquiror common stock to be issued in the Merger is 45% or more of the total consideration provided (or deemed to be provided) by Acquiror to the holders of Target equity in connection with the Merger (the "Continuity of Interest Condition"), including, without limitation, in the event those certain promissory notes of Target dated May 9, 2001, in favor of @Viso Limited in the principal amount of $4,500,000 (the "Notes"), are treated as equity of Target, any consideration deemed to be provided by Acquiror or Target in redemption of the Notes in connection with the Merger.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Federal Income Tax Considerations" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it is correct in all material respects and represents, where indicated, our opinion as to the tax consequences to the Target stockholders of the Merger.







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This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement and does not address the federal tax consequences of any transaction other than the Merger as described in the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction whatsoever, including the Merger, if the Continuity of Interest condition is not satisfied, or if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Target and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Federal Income Tax Considerations" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP



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Susan Cooper Philpot

SCP:dm